UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): JULY 11, 1997


                               CTA INCORPORATED
            (Exact name of registrant as specified in its charter)

     COLORADO                  33-44510           84-0797618
(State or other jurisdiction   (Commission    (I.R.S. Employer
incorporation)                 File Number)   Identification No.)

6116 EXECUTIVE BOULEVARD, ROCKVILLE, MARYLAND     20852
(Address of principal executive offices)       (Zip Code)

                            (301) 816-1200
       (Registrant's telephone number, including area code)

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                               CTA INCORPORATED
                                   FORM 8-K
                                CURRENT REPORT
                                JULY 11, 1997

Item 1.   Changes in Control of Registrant

          None

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          See Item 5.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None

ITEM 5.   OTHER EVENTS

        On July 11, 1997, the Company entered into an Asset Acquisition Agreement with Orbital Sciences Corporation under which the Company will sell to Orbital its Space and Telecommunications Systems business and the Mobile Information and Communications Services business in exchange for $18,000,000 (less retained receivables of at least $6 million) in cash, subject to certain adjustments and a $3 million holdback, and to assume certain liabilities of the Company. In addition, Orbital will pay to certain lenders of the Company an aggregate of $27 million in partial or full satisfaction of the Company's obligations to such lenders. The Company will also be entitled to receive certain deferred consideration for future sales of STARBus satellites and satellite buses and 3% of all cumulative revenues attributable to GEMtrak tracking system in excess of a threshold amount of $50 million. The Sale is subject to approval by the shareholders of the Company, the satisfaction or the waiver of a number of conditions and to certain regulatory matters.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          None

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          Exhibit - Press Release dated July 14, 1997

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CTA INCORPORATED



JULY 21, 1997                      /S/ GREGORY H. WAGNER
                                   Gregory H. Wagner
                                   Executive Vice President,
                                    Chief Financial Officer,
                                    Principal Accounting Officer
                                    and Treasurer